As filed with the U.S. Securities and Exchange Commission on March 24, 2022

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATRECA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3723255
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

835 Industrial Road, Suite 400,
San Carlos, California 94070

(650) 595-2595

(Address of principal executive offices) (Zip code)

Atreca, Inc. 2019 Equity Incentive Plan

Atreca, Inc. 2019 Employee Stock Purchase Plan

(Full titles of the plans)

John A. Orwin

President and Chief Executive Officer

Atreca, Inc.

835 Industrial Road, Suite 400,
San Carlos, California 94070

(650) 595-2595

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John T. McKenna Danielle E. Naftulin Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Atreca, Inc. (the “Registrant”) is filing this Registration Statement for the purpose of registering (a) an additional 1,510,351 shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Common Stock”) to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) and (b) an additional 377,587 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”). These shares being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which earlier registration statements related to the 2019 Plan and 2019 ESPP were filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2019 (File No. 333-232278), March 11, 2020 (File No. 333-237090) and February 26, 2021 (File No. 333-253577) (collectively, the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)                 The contents of the Prior Registration Statements;

(b)                The Registrant’s Annual Report on Form 10-K (File No. 001-38935) for the fiscal year ended December 31, 2021, filed with the Commission on March 3, 2022 (the “2022 Form 10-K”);

(c)                 All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2022 Form 10-K (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information); and

(d)                The description of the Registrant’s Common Stock filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-38935) for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021, including any amendment or report filed with the Commission for the purpose of updating such description;

(e)                 All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

2.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-38935	3.1	June 26, 2019
4.2	Form of Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-38935	3.2	June 26, 2019
4.3	Form of Class A Common Stock Certificate.	8-K	001-38935	4.1	June 26, 2019
5.1*	Opinion of Cooley LLP.	–	–	–	–
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	–	–	–	–
23.2*	Consent of WithumSmith+Brown PC, Independent Registered Public Accounting Firm.	–	–	–	–
23.3*	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.	–	–	–	–
24.1*	Power of Attorney (included on the signature page of this Form S-8).	–	–	–	–
99.1	2019 Equity Incentive Plan, and forms of agreements thereunder.	S-8	333-232278	99.2	June 21, 2019
99.2	2019 Employee Stock Purchase Plan.	S-8	333-232278	99.3	June 21, 2019
107*	Filing Fee Table	–	–	–	–

* Filed herewith.

3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Carlos, State of California, on this 23rd day of March, 2022.

ATRECA, INC.

By:	/s/ John A. Orwin
John A. Orwin
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints John A. Orwin, Tito A. Serafini and Herbert Cross, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Orwin	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 23, 2022
John Orwin
/s/ Herbert Cross	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2022
Herbert Cross
/s/ Brian Atwood	Chairman of the Board of Directors	March 23, 2022
Brian Atwood
/s/ Kristine M. Ball	Director	March 23, 2022
Kristine M. Ball
/s/ Franklin Berger	Director	March 23, 2022
Franklin Berger
/s/ Stephen R. Brady	Director	March 23, 2022
Stephen R. Brady
/s/ David Lacey	Director	March 23, 2022
David Lacey, M.D.
/s/ Stacey Ma	Director	March 23, 2022
Stacey Ma
/s/ William H. Robinson	Director	March 23, 2022
William H. Robinson, M.D., Ph.D.
/s/ Lindsey Rolfe	Director	March 23, 2022
Lindsey Rolfe
/s/ Tito A. Serafini	Director and Chief Strategy Officer	March 23, 2022
Tito A. Serafini, Ph.D.

4.